Exhibit 13.2

Certification by the Co-Chief Financial Officers

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Mark Marostica and Philip Chan, Co-Chief Financial Officers of China Distance Education Holdings Limited (the “Company”), hereby certify, to the best of their knowledge, that the Company’s annual report on Form 20-F for the year ended September 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

Date: January 25, 2017

/s/ Mark Marostica
Name:	Mark Marostica
Title:	Co-Chief Financial Officer

/s/ Philip Chan
Name:	Philip Chan
Title:	Co-Chief Financial Officer